Exhibit 99

Form 4 - Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer: Phillip Frost, M.D.

Issuer and Ticker Symbol:  Modigene Inc. (MODG.OB)

Date of Event Requiring Statement: July 3, 2008

Signature:

/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee

/s/ Phillip Frost
Phillip Frost, M.D.